Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In Re:	Chapter 11 Case No.

Northwest Airlines Corporation, et. al.	05-17930 (ALG)

Debtors	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE PERIOD
FROM AUGUST 1, 2006 TO AUGUST 31, 2006

DEBTOR’S ADDRESS:	NORTHWEST AIRLINES CORPORATION
2700 LONE OAK PARKWAY
EAGAN, MN 55121-1534

DEBTOR’S ATTORNEY:	CADWALADER, WICKERSHAM & TAFT LLP
ONE WORLD FINANCIAL CENTER
NEW YORK, NY 10281

(in thousands)
CONSOLIDATED MONTHLY DISBURSEMENTS:	$1,156,468

(in millions)
CONSOLIDATED NET INCOME (LOSS):	$(943)

REPORT PREPARER:                     NORTHWEST AIRLINES CORPORATION (DEBTOR-IN-POSSESSION)

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: September 29, 2006	/s/ Anna M. Schaefer
Anna M. Schaefer
Vice President - Finance and Chief Accounting Officer
(principal accounting officer)
2700 Lone Oak Parkway
Eagan, Minnesota 55121-1534
(612) 726-2111

Indicate if this is an amended statement by checking here:	AMENDED STATEMENT

NORTHWEST AIRLINES CORPORATION
(DEBTOR-IN-POSSESSION)

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)
for the month ended August 31, 2006

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions)

Operating Revenues
Passenger	$904
Regional carrier revenues	127
Cargo	85
Other	95
Total operating revenues	1,211

Operating Expenses
Aircraft fuel and taxes	345
Salaries, wages and benefits	224
Selling and marketing	68
Aircraft maintenance materials and repairs	66
Other rentals and landing fees	51
Depreciation and amortization	41
Aircraft rentals	17
Regional carrier expenses	120
Other	112
Total operating expenses	1,044

Operating Income (Loss)	167

Other Income (Expense)
Interest expense, net	(48)
Investment income	10
Reorganization items, net	(1,074)
Other, net	2
Total other income (expense)	(1,110)

Income (Loss) Before Income Taxes	(943)

Income tax expense (benefit)	—

Net Income (Loss)	$(943)

The accompanying notes are an integral part of these unaudited consolidated financial statements.
The above financial statement includes the operating results of certain non-debtor entities.
Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION
(DEBTOR-IN-POSSESSION)
as of August 31, 2006

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

Assets
Current Assets
Cash and cash equivalents	$1,396
Unrestricted short-term investments	584
Restricted cash, cash equivalents and short-term investments	685
Accounts receivable, net	703
Flight equipment spare parts, net	119
Prepaid expenses and other	381
Total current assets	3,868

Property and Equipment
Flight equipment, net	7,223
Other property and equipment, net	730
Total property and equipment	7,953

Flight Equipment Under Capital Leases, net	22

Other Assets
Intangible pension asset	363
International routes	634
Investments in affiliated companies	39
Other	910
Total other assets	1,946
Total Assets	$13,789

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Air traffic liability	$1,714
Accounts payable and other liabilities	1,385
Current maturities of long-term debt and capital lease obligations	140
Total current liabilities	3,239

Long-Term Debt	2,897

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	135
Other	116
Total deferred credits and other liabilities	251

Liabilities Subject to Compromise	14,980

Preferred Redeemable Stock Subject to Compromise	278

Common Stockholders’ Equity (Deficit)
Common stock	1
Additional paid-in capital	1,503
Accumulated deficit	(6,779)
Accumulated other comprehensive income (loss)	(1,568)
Treasury stock	(1,013)
Total common stockholders’ equity (deficit)	(7,856)
Total Liabilities and Stockholders’ Equity (Deficit)	$13,789

The accompanying notes are an integral part of these unaudited consolidated financial statements.
The above financial statement includes the operating results of certain non-debtor entities.
Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

for the month ended August 31, 2006

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

Cash Flows from Operating Activities
Net income (loss)	$(943)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	41
Pension and other postretirement benefit contributions less than expense	17
Changes in certain assets and liabilities	(66)
Long-term vendor deposits/holdbacks	22
Reorganization items, net	1,074
Other, net	(11)
Net cash provided by (used in) operating activities	134

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	(2)

Cash Flows from Investing Activities
Capital expenditures	(8)
Proceeds from sales of short-term investments	10
Decrease (increase) in restricted cash, cash equivalents and short-term investments	(70)
Other, net	—
Net cash provided by (used in) investing activities	(68)

Cash Flows from Financing Activities
Proceeds from long-term debt	1,225
Payments of long-term debt and capital lease obligations	(1,018)
Other, net	(22)
Net cash provided by (used in) financing activities	185

Increase (Decrease) in Cash and Cash Equivalents	249

Cash and cash equivalents at beginning of period	1,147
Cash and cash equivalents at end of period	$1,396

Cash and cash equivalents and unrestricted short-term investments at end of period	$1,980

Supplemental Cash Flow Information:
Interest paid	$56

Investing and Financing Activities Not Affecting Cash:
Manufacturer financing of aircraft, aircraft pre-delivery deposits and other non-cash transactions	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.
The above financial statement includes the operating results of certain non-debtor entities.
Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The condensed consolidated financial statements of Northwest Airlines Corporation (“NWA Corp.”), a holding company whose principal indirect operating subsidiary is Northwest Airlines, Inc. (“Northwest”), include the accounts of NWA Corp. and all consolidated subsidiaries (collectively, the “Company”).  The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted as permitted by such rules and regulations. These financial statements and related notes should be read in conjunction with the financial statements and notes included in the Company’s Form 10-Q for the quarter ended June 30, 2006, and the Company’s audited consolidated financial statements, which are provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.  The Company’s accounting and reporting policies are summarized in “Note 2 – Summary of Significant Accounting Policies” in the Annual Report on Form 10-K for 2005.

As discussed in Note 2, on September 14, 2005 (the “Petition Date”), NWA Corp. and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11.  The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)” (the “Chapter 11 case”).  Accordingly, the accompanying condensed consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”), and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

The Company maintains a Web site at http://www.nwa.com.  Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, all amendments to those reports and other information about the Company are available free of charge through this Web site at http://ir.nwa.com as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC.  For information or questions concerning the Company’s Chapter 11 restructuring see: http://www.nwa-restructuring.com.

In the opinion of management, the interim financial statements reflect adjustments, consisting of normal recurring accruals, unless otherwise noted, which are necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods indicated.

The Company’s results of operations for interim periods are not necessarily indicative of the results for an entire year due to seasonal factors as well as competitive and general economic conditions.  The Company’s second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months.

The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to its Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein.  Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Form 10-Q for the quarter ended June 30, 2006 and “Item 1. Business - Risk Factors Related to Northwest and the Airline Industry” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Note 2 – Voluntary Reorganization Under Chapter 11

Background and General Bankruptcy Matters.  On September 14, 2005, NWA Corp. and 12 of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York.  Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11.  The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)”.  Accordingly, the accompanying consolidated financial statements have been prepared in accordance with SOP 90-7, and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.  The consolidated financial statements shown herein include certain subsidiaries that did not file to reorganize under Chapter 11.  The assets and liabilities of these subsidiaries are not considered material to the consolidated financial statements.

Our condensed consolidated financial statements have been prepared in accordance with GAAP on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, our condensed consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.  However, as a result of the Company’s Chapter 11 proceedings and other matters discussed in “Item 1. Business – Risk Factors Related to Northwest and the Airline Industry” in the Company’s Annual Report on Form 10-K for 2005, realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainties. Given these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company intends to use the provisions of Chapter 11 to reorganize its business, targeting $2.5 billion in annual business improvements, in order to return to profitability on a sustained basis.  The Chapter 11 process will allow the Company to realize three major elements essential to its transformation including:

•      Achieving $2.2 billion in annual reductions in both labor and non-labor costs, $1.7 billion of which is incremental to year-end 2005 results;

•      Resizing and optimization of the Company’s fleet to better serve Northwest’s markets;

•      Restructuring and recapitalization of the Company’s balance sheet, including a targeted reduction in debt and lease obligations of approximately $4.2 - $4.4 billion, providing debt and equity levels consistent with long-term profitability.

The Company has taken a number of actions necessary to achieve these objectives.  These actions are outlined below and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview” in the Company’s Form 10-Q for the quarter ended June 30, 2006.  In addition, any business plan that forms the basis for a plan of reorganization will have to produce sufficient returns to permit the Company to have adequate access to the capital markets.  Any plan will likely require profit improvements and/or cost reductions beyond those elements identified above.  The Company will continue to refine its Chapter 11 related goals and objectives in response to market conditions.

As required by the Bankruptcy Code, the United States Trustee for the Southern District of New York appointed on September 30, 2005, an Official Committee of Unsecured Creditors (the “Creditors’ Committee”).  The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court concerning the reorganization.  There can be no assurance that the Creditors’ Committee will support the Company’s positions or plan of reorganization.

With the exception of the Company’s non-debtor subsidiaries, the Company continues to operate the business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and applicable court orders.  In general, as debtor-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.  In conjunction with the commencement of the Chapter 11 case, the Debtors sought and obtained several orders from the Bankruptcy Court that were intended to enable the Debtors to operate in the normal course of business during the Chapter 11 case.  The most significant of these orders (i) authorize the Company to honor pre-petition obligations to customers, (ii) authorize the Company to honor obligations to employees for pre-petition employee salaries, wages, incentive compensation, and benefits, and (iii) permit the Debtors to operate their consolidated cash management system during the Chapter 11 case in substantially the same manner as it was operated prior to the commencement of the Chapter 11 case.

The bankruptcy filing triggered defaults on substantially all the Company’s debt and lease obligations.  Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of a debtor’s estate.  Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under the plan of reorganization.

The Debtors’ rights to possess and operate certain qualifying aircraft, aircraft engines and other aircraft-related equipment that are leased or subject to a security interest or conditional sale contract are governed by Section 1110 of the Bankruptcy Code.  Section 1110 provides that unless the Debtors take certain action within 60 days after the Petition Date or such later date as is agreed by the applicable lessor, secured party, or conditional vendor, the contractual rights of such financier to take possession of such equipment and to enforce any of its other rights or remedies under the applicable agreement are not limited or otherwise affected by the automatic stay or any other provision of the Bankruptcy Code.

The Section 1110 deadline for the Debtors was November 14, 2005.  The Debtor has targeted to restructure approximately 50% of its fleet count and is currently on track to realize projected annual cost reductions of $400 million primarily related to reduced aircraft ownership costs including interest, rent and depreciation expense.  Agreements are in place or have been tentatively reached for the majority of these targeted savings.

The Debtors’ balance sheet debt as of December 31, 2005 included $1.7 billion in unsecured pre-petition debt obligations.  These obligations are reflected in the Debtors’ liabilities subject to compromise.  See “Item 8. Consolidated Financial Statements and Supplementary Data, Note 6 – Liabilities Subject to Compromise” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for additional information.

Under Section 365 of the Bankruptcy Code, debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including leases of real property, aircraft, and aircraft engines, subject to the approval of the Bankruptcy Court and other conditions.  In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract in question.  Subject to certain exceptions, this rejection relieves debtors of performing their future obligations under that lease or contract but entitles the lessor or contract counterparty to a pre-petition general unsecured claim for damages caused by the deemed breach.  These pre-petition general unsecured claims for damages, where appropriate, are reflected in the Debtors’ liabilities subject to compromise.  See “Note 4 – Liabilities Subject to Compromise” for additional information.  The Company expects that additional liabilities subject to compromise will arise in the future as a result of damage claims resulting from the rejection of certain executory contracts and unexpired leases by the Debtors.  However, the Company expects that the assumption of certain executory contracts and unexpired leases may convert liabilities subject to compromise to liabilities not subject to compromise.  Due to the uncertain nature of many of the potential rejection and abandonment related claims, the Company is unable to project the magnitude of these overall claims with any degree of certainty at this time.

Labor Cost Restructuring.  The Bankruptcy Code provides special treatment for collective bargaining agreements (“CBAs”).  In particular, Section 1113(c) of the Bankruptcy Code permits the Company to move to reject its CBAs if the Company first satisfies a number of statutorily prescribed substantive and procedural prerequisites and obtains the Bankruptcy Court’s approval of the rejection or the expiration of the statutorily prescribed time period.  After bargaining in good faith and sharing relevant information with its unions, a debtor must make proposals to modify its existing CBAs based on the most complete and reliable information available at the time.  The proposed modifications must be necessary to permit the reorganization of a debtor and must provide that all the affected parties are treated fairly and equitably.  Ultimately, rejection of the CBAs is appropriate if the unions refuse to agree to a debtor’s necessary proposal “without good cause” and the Bankruptcy Court determines that the balance of the equities favors rejection.  In October 2005, the Company commenced Section 1113(c) proceedings with the Professional Flight Attendants Association (“PFAA”), the Air Line Pilots Association (“ALPA”), and the International Association of Machinists and Aerospace Workers (“IAM”), and has subsequently completed these hearings.

The Company has achieved its target of approximately $1.4 billion in annual labor cost savings and has reached consensual CBAs with ALPA and the IAM.  The Company implemented the ALPA and IAM agreements on August 1, 2006.  The Company has also implemented new labor agreements with the Aircraft Technical Support Association (“ATSA”), the Transport Workers Union of America (“TWU”), and the Northwest Airlines Meteorologists Association (“NAMA”), and has imposed contract terms on the Aircraft Mechanics Fraternal Association (“AMFA”).  Two rounds of salaried and management employee pay and benefit cuts have also been achieved and implemented.

With respect to the Company’s flight attendants, the Company reached a tentative consensual agreement on a new contract with its flight attendants represented by the PFAA on March 1, 2006 (the “March TA”).  On June 6, 2006, the PFAA announced that its flight attendants failed to ratify the tentative agreement.  As a result of the flight attendants’ failure to ratify this agreement, the Company requested a ruling from the Bankruptcy Court on its Section 1113(c) motion to reject its existing flight attendant labor agreement and to permit the Company to impose new contract terms.  On June 29, 2006, the Bankruptcy Court granted the Company’s Section 1113(c) motion to reject its contract with the flight attendants and authorized the Company to implement the terms of the March TA; however, the Bankruptcy Court stayed implementation of the order until July 17, 2006.

Following the Bankruptcy Court’s June 29, 2006 ruling, the Company and the PFAA commenced negotiations to reach a new agreement.  On July 6, 2006, the Company’s flight attendants voted to change their union representation from the PFAA to the Association of Flight Attendants-Communication Workers of America (“AFA-CWA”).  Subsequently, the Company and the AFA-CWA continued negotiations to reach a new agreement, and on July 17, 2006, the parties announced that they reached a tentative consensual agreement (the “July TA”).  On July 31, 2006, the AFA-CWA announced that its members failed to approve the July TA.  As a result of the flight attendants’ failure to ratify the July TA, and in accordance with the Bankruptcy Court’s previous authorization, effective July 31, 2006 the Company implemented new contract terms and conditions for its flight attendants, consistent with the terms and conditions of the March TA.

On July 31, 2006, following the flight attendants’ failure to ratify a second proposed collective bargaining agreement and the Company’s subsequent imposition of new contract terms for the flight attendants, the AFA-CWA provided the Company with a 15-day notice of its intent to strike or engage in other work actions, including CHAOS.  In response, on August 1, 2006, the Company filed a motion with the Bankruptcy Court seeking to obtain an injunction against such activities.  The AFA-CWA subsequently extended the strike deadline by 10 days to August 25, 2006, in response to recent terrorist threats against air travel to and within the United States.  On August 17, 2006, the Bankruptcy Court denied the Company’s request for an injunction.  On August 18, 2006, the Company filed an appeal of the Bankruptcy Court’s decision with the United States District Court for the Southern District of New York (“U.S. District Court”). On August 25, 2006, the U.S. District Court issued an injunction pending appeal which temporarily prevented any work action by the AFA-CWA while the court was considering whether to issue a preliminary injunction.  The U.S. District Court reversed the Bankruptcy Court’s decision on September 15, 2006, and granted the Company’s request for a preliminary injunction to prevent a threatened strike or work action by the AFA-CWA. Subsequently, the AFA-CWA appealed the U.S. District Court’s ruling to the U.S. Second Circuit Court of Appeals. In addition, the Company is currently in mediated negotiations with the AFA-CWA and representatives of the National Mediation Board (“NMB”). The AFA-CWA has requested that it be released from further negotiations by the NMB.  A strike or other form of self-help could have a material adverse effect on the Company.

The Company has also commenced proceedings under Section 1114 of the Bankruptcy Code, pursuant to which the Company is seeking reductions in the costs it incurs to provide medical benefits to retirees.

Securities Trading Matters.  On October 28, 2005, the Bankruptcy Court entered an order that restricts the trading of the common stock and debt interests in the Company.  The purpose of the order is to ensure that the Company does not lose the benefit of its net operating loss carryforwards (“NOLs”) for tax purposes.  Under federal and state income tax law, NOLs can be used to offset future taxable income, and thus are a valuable asset of the Debtors’ estate.  Certain trading in the Company’s stock (or debt when the Company is in bankruptcy) could adversely affect the Company’s ability to use the NOLs.  Thus, the Company obtained an order that enables it to closely monitor certain transfers of stock and claims and restrict those transfers that may compromise the Company’s ability to use its NOLs.

The Company’s common stock ceased trading on the NASDAQ stock market on September 26, 2005 and now trades in the “over-the-counter” market under the symbol NWACQ.PK.  However, the Company currently believes that no value will be ascribed to the Company’s outstanding common stock, preferred redeemable stock, or other equity securities in any plan of reorganization.

The New York Stock Exchange advised the Company on September 15, 2005, that trading in Northwest’s 10.5% Class D Pass Through Certificates, Series 2003-1 due April 1, 2009, ticker symbol NWB RP09, as well as the 9.5% Senior Quarterly Interest Bonds due August 15, 2039 (QUIBS), ticker symbol NWB, was suspended.  The QUIBS can still be traded on the “over-the-counter” market under the symbol NWBBQ.PK; however, the Company is no longer accruing or paying interest.

Plan of Reorganization.  In order to exit Chapter 11 successfully, the Company must propose, and obtain confirmation by the Bankruptcy Court of, a plan of reorganization that satisfies the requirements of the Bankruptcy Code.  A plan of reorganization would resolve, among other things, the Debtors’ pre-petition obligations and set forth the revised capital structure of the newly reorganized entity.  The Debtors have the exclusive right for 120 days from the Petition Date to file a plan of reorganization and, if they do so, 60 additional days to obtain necessary acceptance of the plan.  The Bankruptcy Court has entered orders which have extended the deadline of the Debtors’ exclusive right to file a plan of reorganization and the deadline to obtain necessary acceptance of the plan to January 16, 2007 and March 16, 2007, respectively.

A plan of reorganization must be voted on by holders of impaired claims and equity interests, and must satisfy certain requirements of the Bankruptcy Code and, as noted above, be confirmed by the Bankruptcy Court.  A plan has been accepted by holders of claims against and equity interests in a Debtor if (1) at least one-half in number and two-thirds in dollar amount of claims actually voting in each impaired class of claims have voted to accept the plan and (2) at least two-thirds in amount of equity interests actually voting in each impaired class of equity interests have voted to accept the plan.  Under certain circumstances set forth in the provisions of Section 1129(b) of the Bankruptcy Code, the Bankruptcy Court may confirm a plan even if such plan has not been accepted by all impaired classes of claims and equity interests.  A class of claims or an equity interest that does not receive or retain any property under the plan on account of such claims or interests is deemed to have voted to reject the plan.  The precise requirements and evidentiary showing for confirming a plan, notwithstanding its rejection by one or more impaired classes of claims or equity interests, depends upon a number of factors, including the status and seniority of the claims or equity interests in the rejecting class, i.e., secured claims or unsecured claims, subordinated or senior claims, preferred or common stock.

Although the Debtors expect to develop a reorganization plan during 2006 for emergence from Chapter 11, or obtain additional extensions to its exclusivity period, there can be no assurance that a reorganization plan will be proposed by the Debtors within the required timeframe or that additional extensions, if required, will be approved.  Also, there is no assurance that the proposed plan will be approved by claim holders or confirmed by the Bankruptcy Court.

Note 3 – Reorganization Related Items

The condensed consolidated financial statements have been prepared in accordance with SOP 90-7 and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

Reorganization items recorded during the month ended August 31, 2006, consisted primarily of net charges associated with the Company’s implementation of new contract terms with ALPA, the IAM, the AFA-CWA, ATSA, TWU and NAMA.  Restructured aircraft lease/debt charges are primarily non-cash costs that include the estimated claims resulting from the Company’s renegotiation of certain aircraft obligations.  These claims remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, the determination as to the value of any collateral securing claims, proofs of claim or other events.  The charges for professional fees include only those professional fees related to the bankruptcy process.

Net reorganization items, as shown on the Condensed Consolidated Statement of Operations, consist of the following:

(in millions)	Month ended August 31, 2006
Employee claims, net	$1,064
Restructured aircraft lease/debt charges	4
Professional fees	2
Other, net	4
Total reorganization expenses, net	$1,074

Note 4 – Liabilities Subject to Compromise

Liabilities subject to compromise refers to both secured and unsecured obligations that will be accounted for under a plan of reorganization, including claims incurred prior to the Petition Date.  They represent the estimated amount expected to be allowed on known or potential claims to be resolved through the Chapter 11 process, and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events.

The Debtors have endeavored to notify all of their known or potential creditors whose claims are subject to the Chapter 11 cases.  Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the time of filing on September 14, 2005.  The deadline for creditors to file proofs of claim with the Bankruptcy Court (the “Bar Date”) was August 16, 2006.  A proof of claim arising from the rejection of an executory contract or an unexpired lease must be filed by the later of the Bar Date or thirty days from the effective date of the authorized rejection.

Differences between liability amounts the Company has estimated and future claims to be filed by its creditors will be examined by the Debtors and, if necessary, will be subject to a final determination of the allowable claims by the Bankruptcy Court.  The determination of how these liabilities will ultimately be treated will not be known until an approved plan of reorganization is confirmed by the Bankruptcy Court and the claims resolution process is complete.  Completion of the claims resolution process may occur well after confirmation of a plan of reorganization.  The Company will continue to evaluate the amounts of these liabilities through the remainder of the Chapter 11 process.  To the extent that the Company identifies additional amounts subject to compromise, they will be recognized accordingly.  As a result, the amount of liabilities subject to compromise is subject to change.

Subsequent to its Chapter 11 filing, the Company recorded post-petition interest expense on pre-petition obligations only to the extent it believes the interest will be paid during the bankruptcy proceeding or that it is probable that the interest will be an allowed claim.  Had the Company recorded interest expense based on its pre-petition contractual obligations, post-petition interest expense would have increased by $14.5 million during the month ended August 31, 2006.

At August 31, 2006, the Company had liabilities subject to compromise of $15.0 billion, consisting of the following (in millions):

Debt, including accrued interest	$5,628
Pension, postretirement and other employee related expenses	4,263
Aircraft-related accruals and deferrals	2,883
Capital lease obligations, including accrued interest	239
Accounts payable and other liabilities	1,967
Total liabilities subject to compromise	$14,980

In addition to the $15.0 billion of liabilities subject to compromise itemized above, the Company’s $278 million of Preferred Redeemable Stock (“Series C Preferred Stock”) is also subject to compromise.  This preferred security is not presented as a liability on the Company’s Condensed Consolidated Balance Sheet due to its conversion features, as required by the provisions of SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Note 5 – Taxes and Insurance

All post-petition tax obligations have been fully paid to the proper taxing authorities when due for the current month.  Additionally, all insurance premiums have been fully paid to the proper insurance company or broker when due during the current month, and all insurance policies are in force as of August 31, 2006.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Detail of Disbursements By Filing Debtor Entity

for the month ended August 31, 2006

(Unaudited, in thousands)

Debtor Name	Case Number	Disbursement Total	Notes

NWA Fuel Services Corporation	05-17925 (alg)	$31,828
Northwest Aerospace Training Corp.	05-17944 (alg)	—
Northwest Airlines Holdings Corporation	05-17938 (alg)	258
NWA Inc.	05-17940 (alg)	34
Northwest Airlines, Inc.	05-17933 (alg)	1,093,479		(1)
MLT Inc.	05-17948 (alg)	30,360
Northwest Airlines Corporation	05-17930 (alg)	—		(2)
NWA Retail Sales Inc.	05-17950 (alg)	32		(2)
Montana Enterprises, Inc.	05-17952 (alg)	—		(3)
NW Red Baron LLC	05-17953 (alg)	—		(3)
Compass Airlines, Inc.	05-17949 (alg)	477		(4)
Aircraft Foreign Sales, Inc.	05-17955 (alg)	—		(3)
NWA Worldclub, Inc.	05-17956 (alg)	—		(3)
NWA Aircraft Finance, Inc.	05-19287 (alg)	—		(2)(5)

	Total	$1,156,468

(1)                                  Excludes certain operating expenditures mainly at foreign stations and related primarily to customer travel. In relation to the level of monthly disbursements, these are de minimis. Inclusion of such amounts would not change the quarterly fee, as the amount excluding such activity for the associated debtor already exceeds the maximum threshold amount.

(2)                                  Company with irregular monthly disbursements.

(3)                                  Inactive company - no activity.

(4)                                  Formerly known as Northwest Airlines Cargo, Inc.

(5)                                  Company filed for bankruptcy on September 30, 2005.

Schedule 1

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)
for the month ended August 31, 2006

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

	Total Debtor			Northwest
	Companies	Total	Debtor to	Airlines
	Net of	Non-Debtor	Non-Debtor	Corporation
(Unaudited, in millions)	Eliminations	Companies	Eliminations	Consolidated
Operating Revenues
Passenger	$904	$—	$—	$904
Regional carrier revenues	127	—	—	127
Cargo	85	—	—	85
Other	84	45	(34)	95
Total operating revenues	1,200	45	(34)	1,211
Operating Expenses
Aircraft fuel and taxes	327	18	—	345
Salaries, wages and benefits	216	8	—	224
Selling and marketing	68	—	—	68
Aircraft maintenance materials and repairs	61	5	—	66
Other rentals and landing fees	51	1	(1)	51
Depreciation and amortization	39	2	—	41
Aircraft rentals	21	—	(4)	17
Regional carrier expenses	120	—	—	120
Other	133	8	(29)	112
Total operating expenses	1,036	42	(34)	1,044

Operating Income (Loss)	164	3	—	167

Other Income (Expense)
Interest expense, net	(46)	(5)	3	(48)
Investment income	13	—	(3)	10
Reorganization items, net	(1,074)	—	—	(1,074)
Other, net	—	(6)	8	2
Total other income (expense)	(1,107)	(11)	8	(1,110)

Income (Loss) Before Income Taxes	(943)	(8)	8	(943)

Income tax expense (benefit)	—	—	—	—

Net Income (Loss)	$(943)	$(8)	$8	$(943)

Schedule 2

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

as of August 31, 2006

CONDENSED CONSOLIDATING BALANCE SHEETS

	Total Debtor			Northwest
	Companies	Total	Debtor to	Airlines
	Net of	Non-Debtor	Non-Debtor	Corporation
(Unaudited, in millions)	Eliminations	Companies	Eliminations	Consolidated
Assets

Current Assets
Cash and cash equivalents	$1,356	$40	$—	$1,396
Unrestricted short-term investments	584	—	—	584
Restricted cash, cash equivalents, and short-term investments	672	13	—	685
Accounts receivable, net	689	14	—	703
Flight equipment spare parts, net	119	—	—	119
Prepaid expenses and other	17	364	—	381
Total current assets	3,437	431	—	3,868

Property and Equipment
Flight equipment, net	6,937	286	—	7,223
Other property and equipment, net	707	23	—	730
Total property and equipment	7,644	309	—	7,953

Flight Equipment Under Capital Leases, net	12	10	—	22

Other Assets
Intangible pension asset	363	—	—	363
International routes	634	—	—	634
Investments in affiliated companies	514	—	(475)	39
Other	940	(30)	—	910
Total other assets	2,451	(30)	(475)	1,946
Total Assets	$13,544	$720	$(475)	$13,789

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Air traffic liability	$1,714	$—	$—	$1,714
Accounts payable and other liabilities	1,350	35	—	1,385
Current maturities of long-term debt and capital lease obligations	120	20	—	140
Total current liabilities	3,184	55	—	3,239

Long-Term Debt	2,705	192	—	2,897

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	135	—	—	135
Other	94	5	17	116
Total deferred credits and other liabilities	229	5	17	251

Liabilities Subject to Compromise	15,004	—	(24)	14,980

Preferred Redeemable Stock Subject to Compromise	278	—	—	278

Common Stockholders’ Equity (Deficit)
Common stock	1	14	(14)	1
Additional paid-in capital	1,503	105	(105)	1,503
Accumulated deficit	(6,779)	368	(368)	(6,779)
Accumulated other comprehensive income (loss)	(1,568)	(3)	3	(1,568)
Treasury stock	(1,013)	(16)	16	(1,013)
Total common stockholders’ equity (deficit)	(7,856)	468	(468)	(7,856)
Total Liabilities and Stockholders’ Equity (Deficit)	$13,544	$720	$(475)	$13,789

Schedule 3

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

for the month ended August 31, 2006

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	Total Debtor			Northwest
	Companies	Total	Debtor to	Airlines
	Net of	Non-Debtor	Non-Debtor	Corporation
(Unaudited, in millions)	Eliminations	Companies	Eliminations	Consolidated
Cash Flows from Operating Activities
Net income (loss)	$(943)	$(8)	$8	$(943)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	39	2	—	41
Pension and other postretirement benefit contributions less than expense	17	—	—	17
Changes in certain assets and liabilities	(73)	7	—	(66)
Long-term vendor deposits/holdbacks	22	—	—	22
Reorganization items, net	1,074	—	—	1,074
Other, net	(5)	2	(8)	(11)
Net cash provided by (used in) operating activities	131	3	—	134

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	(2)	—	—	(2)

Cash Flows from Investing Activities
Capital expenditures	(8)	—	—	(8)
Proceeds from sales of short-term investments	10	—	—	10
Decrease (increase) in restricted cash, cash equivalents and short-term investments	(71)	1	—	(70)
Other, net	1	(1)	—	—
Net cash provided by (used in) investing activities	(68)	—	—	(68)

Cash Flows from Financing Activities
Proceeds from long-term debt	1,225	—	—	1,225
Payments of long-term debt and capital lease obligations	(1,016)	(2)	—	(1,018)
Other, net	(21)	(1)	—	(22)
Net cash provided by (used in) financing activities	188	(3)	—	185

Increase (Decrease) in Cash and Cash Equivalents	249	—	—	249

Cash and cash equivalents at beginning of period	1,107	40	—	1,147
Cash and cash equivalents at end of period	$1,356	$40	$—	$1,396

Cash and cash equivalents and unrestricted short-term investments at end of period	$1,940	$40	$—	$1,980

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended August 31, 2006

	Amount Due for		Amount Paid to
	Services Rendered for	Amount Due for	Firm during the
	the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	August 31, 2006	Case to Date	August 31, 2006	Case to Date
A&S Associate	$—	$—	$—	$—
Alan Tilles - Shulman, Rogers, Gandal	—	13,854	596	13,854
Alfredo Sanchez Navarro	—	—	—	—
American Appraisal Associates, Inc	—	47,411	47,411	47,411
Anagnostopoulos, Bazinas, Fifis	—	—	—	—
APA Law Office	—	—	—	—
ApplEcon, LLC	—	33,273	—	—
Arvode	—	13,887	—	—
Baker & Hostetler LLP	—	2,550	—	—
Baker & McKenzie	—	65,737	9,947	48,289
Baker Botts	—	118,484	737	111,754
Baker, Donelson, Bearman, Caldwell & Berkowitz	18,000	208,879	95	172,879
Barger & Wolen LLP	—	—	—	—
Barnes & Thornburg	—	155	—	155
Barrosa & Porciuncula Law Office	—	—	—	—
Barry Hirsch, Ph.D.	—	—	—	—
Beck & Tysver	—	4,962	736	3,298
Bersenas Jacobsen Chouest Thomson Blackburn LLP	—	4,317	—	1,869
Bingham McCutchen LLP	—	4,642	—	4,642
Blank Rome LLP	—	3,580	1,730	3,580
Bonner & Borhart, LLP	14,462	165,833	8,138	151,371
Brief, Justice, Carmen & Kleiman LLP	—	4,938	—	4,938
Briggs & Morgan	40,000	802,790	—	290,040
Bryan Cave Strategies	15,000	268,508	15,000	253,508
Buchman Law Firm, LLP	—	838	—	838
Capitol Tax Partners	15,000	173,000	30,000	173,000
Cathy Abernathy Consultants	15,447	176,260	15,680	160,812
Cauthen Forbes & Williams	5,000	57,667	—	47,667
Clark & Company	—	10,377	—	10,377
Clark & Knasel, P.C.	—	408	—	408
Condon & Forsyth LLP	—	8,017	—	8,017
Crowell & Moring	—	47,804	3,004	47,804
D L Rothberg & Associates, PC	—	3,846	—	—
Daugherty, Fowler, Peregrin & Haught	18,000	229,291	26,023	171,542
David Fernandez	—	224	—	—
David Keltie Associates	—	—	—	—
Davis, Wright, Tremaine LLP	—	12,660	1,102	9,739
Deacons	—	2,505	—	2,505
Dechert LLP	—	568	—	568
Deloitte & Touche	—	485,000	—	—
Dharmniti Auditing Co., Ltd	—	—	—	—
Dickinson, Wright PLLC	—	20,005	—	225
Domnern, Somgiat Boonma	—	—	—	—
Dr. Zanick - Park Nicollet	35,417	408,472	35,417	337,639
Drinker Biddle	—	—	—	—
Ducharme, McMillen & Associates	8,001	527,761	204,923	421,349

(1)          Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended August 31, 2006

	Amount Due for		Amount Paid to
	Services Rendered for	Amount Due for	Firm during the
	the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	August 31, 2006	Case to Date	August 31, 2006	Case to Date
Dudley Topper	$—	$44	$—	$—
Econ One	—	21,378	—	—
Eric Johnson	4,000	46,133	—	42,133
Erin Kelly	1,148	25,471	425	24,508
Farris, Mathews, Branan, Bobango, Hellen & Dunlap PLC	—	—	—	—
Fasken, Martineau, DuMoulin LLP	3,000	39,952	4,322	29,173
Fierce Isakowitz & Blalock	20,112	223,474	20,112	223,474
Fisher & Phillips LLP	—	—	—	—
Foley Hoag LLP	—	4,193	—	4,193
Follosco Morallos & Herce	—	—	—	—
Ford & Harrison	—	—	—	—
Fredrikson & Byron	5,000	107,007	4,170	92,146
Fried, Frank, Harris, Shriver & Jacobson	—	—	—	—
Friedman, Suder & Cooke	—	—	—	—
Bernard Haberman	—	650	—	650
Fujikura Clinic	—	—	—	—
Gale Rubenstein	—	—	—	—
Goldfarb & Lipman	—	6,735	—	5,654
Grant Thornton	—	4,192	4,192	4,192
Greenberg Traurig, LLP	—	72	—	—
Halleland, Lewis, Nilan, Sipkins and Johnson	—	10,008	—	6,504
Healthy Medicine Society	—	—	—	—
Hocker Rueb Doeleman	—	1,506	—	1,141
Holland & Hart LLP	—	259	—	259
Honigman, Miller, Schwartz & Cohn	—	158,881	10,944	134,016
Hughes, Hubbard & Reed LLP	—	32,262	19,489	24,537
Inoue Public Relations, Inc.	11,332	112,170	10,113	100,838
Ion Global Hong Kong	—	—	—	—
ITA, LLC	—	—	—	—
Jackson & Kelly PLLC	—	18,278	8,991	17,326
Jackson, Lewis LLP	—	13,897	—	7,134
Jacob & Weingarten	—	10,762	168	10,678
James Ashe-Taylor	25,000	148,711	—	—
James Gillula, Ph.D.	—	—	—	—
Jefferson Wells International, Inc	8,820	14,700	720	720
Jenkens & Gilchrist	—	—	—	—
Jessika Li-Juan Ko	2,093	34,098	3,450	31,580
Jockman Linguistic Services	—	—	—	—
John Holden	3,393	37,664	1,613	34,270
John Trerotola	5,548	71,511	6,378	65,962
Jorge de Regil	—	—	—	—
Kathryn Mary Rios	566	32,943	—	32,377
Kaufman & Canoles	—	2,554	—	2,554
Kenney & Markowitz	—	553	—	553
Kiesewetter, Wise, Kaplan, Schwimmer & Prather, PLC	—	790	32	790
Kilpatrick Stockton LLP	—	6,950	—	6,950
Kim & Chang	—	24,067	—	13,627
King & Spalding	5,000	447,033	47,993	387,370

(1)          Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended August 31, 2006

	Amount Due for			Amount Paid to
	Services Rendered for		Amount Due for	Firm during the
	the month ended		Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	August 31, 2006		Case to Date	August 31, 2006	Case to Date
Kirkland & Ellis LLP	$1,000		$121,651	$2,913	$110,990
KPMG	45,000		355,055	95,050	260,235
Larson Allen	—		33,807	—	25,098
Lavery, DeBilly, LLP	—		764	764	764
Lee and Li	—		176	—	176
Leonard, Street and Deinard	7,000		83,835	6,694	62,636
Lewis, Fisher, Henderson, Claxton & Mulroy, LLP	—		3,934	—	3,934
Lommen Nelson Law Firm	—		500	—	500
Low Yeap Toh & Goon	—		—	—	—
Loyens & Loeff	—		2,073	—	2,073
Luis Arguelles	—		—	—	—
Marr Hipp Jones & Wang, LLLP	—		1,453	—	948
Masaaki Hasegawa	—		—	—	—
Maxwell & Milder	—		45,333	—	45,333
McKool Smith	—		1,137	—	1,137
Mercer	776		32,202	6,317	27,783
Michael L. Wachter, Ph.D.	—		3,600	—	3,600
Miller, Canfield, Paddock & Stone	—		503	—	503
Miller Thomson Pouliot LLP	—		531	—	531
MindShare Japan	—		—	—	—
Morrison, Cohen, Singer & Weinstein	—		1,040	—	1,040
Muchmore Harrington Smalley & Associates	—		—	—	—
Nagashima Ohno & Tsunematsu	—		287,652	—	—
New-Tech International	—		3,715	—	3,715
Nielsen, Merksamer, Parrinello, Mueller & Naylor LLP	—		—	—	—
Nixon Peabody LLP	—		—	—	—
Nutter, McClennen & Fish	—		11,440	—	11,265
Ogletree, Deakins, Nash, Smoak & Stewart PC	—		133,299	—	111,193
Oglivy & Mather Japan	—		—	—	—
O’Keefe Lyons & Hynes, LLC	—		15,833	—	15,833
O’Melveny & Myers LLP	100,000	(1)	671,124	113,631	329,457
ORC Worldwide	—		9,680	—	9,680
Orrick, Herrington & Sutcliffe, LLP	—		1,656	—	1,656
Osborn Maledon, P.A.	—		—	—	—
Patrick Mirandah Co.	—		2,124	573	2,124
Paula Forbes	—		11,983	—	11,983
Perkins Coie	—		12,170	5,463	8,451
Piper Rudnick LLP	12,777		222,157	20,019	203,642
Poblandor Bautista & Reyes Law Offices	—		3,735	3,735	3,735
Preston, Gates & Ellis	—		—	—	—
PriceWaterhouseCoopers	—		—	—	—
Proskauer Rose LLP	—		151,544	—	24,456
Quarles & Brady LLP	3,000		89,546	4,913	82,529
Quisumbing, Torres & Evangelista	—		14,275	11,141	12,184
Richard Hohlt & Associates	—		30,000	—	15,000
Richard, Layton & Finger	—		5,665	1,854	4,354

(1)          Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended August 31, 2006

	Amount Due for		Amount Paid to
	Services Rendered for	Amount Due for	Firm during the
	the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	August 31, 2006	Case to Date	August 31, 2006	Case to Date
Riches, McKenzie & Herbert	$699	$2,921	$—	$2,222
Rinku Town Clinic	—	—	—	—
Robbins, Russell, Englert, Orseck & Untereir LLP	2,500	83,257	—	43,899
Robert Brodin	40,000	461,333	—	341,333
Roberta Herbst	1,200	20,502	1,365	19,302
Ron Jerich & Associates	4,000	32,667	4,000	32,667
Ryan & Company	—	—	—	—
Salo LLC	6,163	59,463	8,883	49,901
Samil Accounting Corp.	—	—	—	—
Samjong Accounting Corporation	—	—	—	—
Samsin HR Korea	—	—	—	—
Seer Consulting	—	—	—	—
Sherman & Howard L.L.C.	—	589	—	589
Shook, Hardy & Bacon LLP	—	—	—	—
Shook Lin & Bok	—	—	—	—
Shumaker and Sieffert	—	15,853	—	15,853
Sidley, Austin, Brown & Wood LLP	—	101,893	2,580	25,318
Siegel Moses & Schoenstadt	—	—	—	—
Skene Law Firm, P.C.	300	2,135	246	1,400
SMC Investigations, LLC	—	—	—	—
Smith & Williams	—	—	—	—
Sonier Poulain & Associates	—	—	—	—
Steptoe & Johnson	—	—	—	—
Stikeman Elliot LLP	—	5,284	—	5,284
Stinson, Morrison Hecker	—	—	—	—
Strategic Federal Affairs	10,000	115,333	10,000	115,333
Sullivan & Baldick	18,000	242,910	18,000	233,310
Sullivan & Cromwell	—	—	—	—
Sunrise Research	—	18,150	2,650	16,150
Susman Godfrey	—	13,487	—	—
Sycip Gorres Velayo & Co.	—	—	—	—
Sycip Salazar Hernandez & Gatmaitan	—	7,947	—	6,018
Symphony Incorporations	—	381	—	—
The Capitol Group LLC	2,000	23,067	2,000	21,067
TheMIGroup	—	—	—	—
Theresa Schulz	1,731	24,605	—	20,335
Torkildson, Katz, Fonseca, Jaffe, Moore and Hetherington	—	6,492	6,341	6,492
Troutman Sanders LLP	20,000	310,278	—	222,825
Ushijima, Teramae & Wade Law Firm	—	89,676	—	—
Van Mens & Wesselink	—	41,725	—	—
Vaughan & Murphy	—	—	—	—
Vaughn-Lee & Associates	1,000	7,460	705	6,460
Venable LLP	1,173	7,570	400	6,274
Vercruysse, Murray & Calzone	3,392	56,809	7,377	46,046
Vertex Tax Technology Enterprise	—	58,401	—	58,400

(1)          Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended August 31, 2006

	Amount Due for		Amount Paid to
	Services Rendered for	Amount Due for	Firm during the
	the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	August 31, 2006	Case to Date	August 31, 2006	Case to Date
Virtual Communications, Inc.	$—	$—	$—	$—
Ward & Olivo	—	111,887	—	34,283
Wiener & Associates	2,000	23,067	2,000	21,067
White & Case	—	44,508	—	13,886
Wiggin & Nourie, P.A.	—	877	—	877
Wiley Rein & Fielding LLP	—	141,030	18,714	133,176
Winterbauer & Diamond PLLC	—	8,332	7,974	8,332
Winthrop & Weinstine	4,000	32,119	—	24,119
Yoshie Ogawa	10,833	135,710	12,591	135,710
Zuckert, Scoutt & Rasenberger LLP	—	51,152	52	49,029

Total	$577,883	$10,311,463	$922,596	$6,920,882

(1)          Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.